Exhibit 4.27
FOURTH SUPPLEMENTAL INDENTURE
THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of December 18, 2015 (the “Fourth Supplemental Indenture”), among INGERSOLL-RAND LUXEMBOURG FINANCE S.A., a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (the “Issuer”), INGERSOLL-RAND PLC, a public limited company duly organized and existing under the laws of Ireland (“IR Parent”), INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a corporation incorporated in Delaware (“IR Global”), INGERSOLL-RAND COMPANY, a corporation incorporated in New Jersey (“IR Company”), INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, a company duly organized and existing under the laws of Bermuda (“IR International” and, together with IR Parent, IR Global and IR Company, the “Guarantors”), INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l., a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (the “Successor Guarantor”), and The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, action as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, the Issuer, the Guarantors and the Trustee are parties to that certain Indenture, dated as of October 28, 2014 (as supplemented, the “Indenture”), as supplemented by the First Supplemental Indenture dated as of October 28, 2014, the Second Supplemental Indenture dated as of October 28, 2014 and the Third Supplemental Indenture dated as of October 28, 2014;
WHEREAS, IR International and the Successor Guarantor have entered into a Master Sale and Purchase Agreement pursuant to which IR International has agreed to sell substantially all of its property to the Successor Guarantor;
WHEREAS, Section 801 of the Indenture provides, among other things, that IR International shall not sell, convey or lease all or substantially all of its property to any other corporation unless the acquiring corporation (i) expressly assumes all of the covenants and conditions of the Indenture by supplemental indenture and (ii) is a solvent corporation organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a Member State of the European Union;
WHEREAS, the Issuer and the Guarantors have determined that this Fourth Supplemental Indenture complies with Section 801 and Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Fourth Supplemental Indenture is in form satisfactory to it;
WHEREAS, each of the Issuer, the Guarantors and the Successor Guarantor have been authorized by resolutions of their respective Boards of Directors to enter into this Fourth Supplemental Indenture; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Successor Guarantor and the Trustee hereby agree as follows:

ARTICLE ONE
DEFINITIONS
Section 101. Capitalized terms in this Fourth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Fourth Supplemental Indenture.

ARTICLE TWO

ASSUMPTION BY THE SUCCESSOR GUARANTOR
Section 201. The Successor Guarantor represents and warrants to the Trustee as follows:
(a)The Successor Guarantor is duly incorporated, validly existing and in good standing under the law of Luxembourg.
(b)The execution, delivery and performance by it of this Fourth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
Section 202. In accordance with Section 801 of the Indenture, the Successor Guarantor hereby expressly assumes the performance of the obligations of IR International under the Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IR International.
Section 203. Pursuant to Section 803 of the Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, IR International as Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “Guarantor” in the Indenture, the Securities and the Guarantee; and IR International is hereby relieved of all obligations and covenants under the Indenture and the Guarantee.

ARTICLE THREE

MISCELLANEOUS
Section 301. This Fourth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fourth Supplemental Indenture forms a part thereof.
Section 302. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 303. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 304. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 305. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 306. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 307. Nothing in this Fourth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Securities.
Section 308. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the Issuer, the Guarantors and the Successor Guarantor and the Trustee assumes no responsibility for the correctness thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

INGERSOLL-RAND LUXEMBOURG FINANCE S.A., as the Issuer

By:/s/ David C. Butow
Name: David C. Butow
Title: Director
INGERSOLL-RAND PLC, as a Guarantor

By:/s/ Janet C. M. Pfeffer
Name: Janet C. M. Pfeffer
Title: Vice President and Treasurer

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, as a Guarantor

By:/s/ Janet C. M. Pfeffer
Name: Janet C. M. Pfeffer
Title: Vice President and Treasurer

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as a Guarantor By:/s/ Janet C. M. Pfeffer Name: Janet C. M. Pfeffer Title: Vice President and Treasurer

INGERSOLL-RAND COMPANY, as a Guarantor

By:/s/ Janet C. M. Pfeffer
Name: Janet C. M. Pfeffer
Title: Vice President and Treasurer

INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l., as the Successor Guarantor

By:/s/ David C. Butow
Name: David C. Butow
Title: Director

THE BANK OF NEW YORK MELLON, as Trustee

By:/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President